SCHEDULE 7.4

CAPITALIZATION

Sack Lunch Productions Inc.

Trading Symbol: SAKL

Exact title and class of securities outstanding: Common Stock

CUSIP:	785765 108
Par or Stated Value:	$0.0001
Total shares authorized:	25,000,000,000	as of: September 16. 2015
Total shares outstanding:	72,205,530	as of: September 16, 2015

As of October 15, 2015 authorized common reduced to 990 million shares

Exact title and class of securities outstanding: Class A Preferred

Par or Stated Value:	$0.001
Total shares authorized:	10,000,000	as of: September 16, 2015
Total shares outstanding:	142,750	as of: September 16, 2015

Exact title and class of securities outstanding: Class B Preferred

Par or Stated Value:	$0.001
Total shares authorized:	20,000,000	as of: September 16, 2015
Total shares outstanding:	15,000,000	as of: September 16, 2015

Exact title and class of securities outstanding: Class C Preferred

Par or Stated Value:	$0.001
Total shares authorized:	5,000,000	as of: September 16, 2015
Total shares outstanding:	1,058,349	as of: September 16, 2015

WP Productions Company: 500 million common authorized, 50 million preferred authorized. Wholly owned subsidiary of Sack Lunch.

Lantern Fest LLC                    66.666% ownership in WP Productions

Slide the City LLC                   66.666% ownership in WP Productions

Slide the City Canada, LLC                    66.666% ownership in WP Productions

Slide the City Franchising LLC              66.666% ownership in WP Productions

Redline Entertainment, Inc. 500 million common authorized, 251 million issued, 50 million preferred authorized, 0 issued. Wholly owned subsidiary of Sack Lunch.

Green Endeavors, Inc.

Green has four classes of stock: common with 10,000,000,000 shares authorized, with 297,568,747 issued as of August 19, 2015; preferred with 3,000,000 shares authorized, no shares issued; convertible preferred with 2,000,000 shares authorized, with 1,161,839 issued as of September 21, 2015; and, convertible supervoting preferred with 10,000,000 shares authorized, with 10,000,000 issued as of October 1, 2015. Sack Lunch holds a super majority ownership of voting control of Green Endeavors.

Wholly Owned Subsidiaries of Green Endeavors:

Landis Salons Inc. 500 million authorized common shares, 50 million authorized preferred, 1,330,000 common shares issued to Green Endeavors.

Landis Salons II, Inc., 100 million authorized common shares, 500,000 authorized preferred, 100,000 common shares issued to Green Endeavors.

Landis Experience Center LLC – 100% owned by Green Endeavors

Diversified Management Services, Inc.: 100 million common authorized, 500,000 preferred authorized. Wholly owned subsidiary of Sack Lunch.

Downtown Development Corporation: 50 million common authorized, 10 million issued to Sack Lunch.

Wasatch Capital Corporation: 25 million common authorized, 2,002,500 issued to Sack Lunch.

Springbok Holdings LLC-100% owned by Sack Lunch Productions, Inc.

Wholly Owned Subsidiaries of Springbok Holdings

Color Me Rad, LLC

Springbok Franchising LLC

The Dirty Dash LLC

Springbok Slide the City LLC